Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No.’s 333-153734 and 333-228747) on Form S-8 of Bioanalytical Systems, Inc. of our report dated December 26, 2019 relating to the consolidated financial statements of Bioanalytical Systems, Inc., appearing in this Annual Report on Form 10-K of Bioanalytical Systems, Inc. for the year ended September 30, 2019.

/s/ RSM US LLP

Indianapolis, Indiana

December 26, 2019